EXHIBIT 99.1

Press Release

For Immediate Release

Contact:

Kamal Hamid

Investor Relations

303-526-5085

khamid@healthetech.com

HealtheTech Announces Financing Commitment

Company Expects to Raise $10 - $14 Million in Equity

Golden, CO, September 30, 2003 – HealtheTech, Inc. (Nasdaq:HETC), a Colorado-based company that develops and markets technologically advanced and proprietary handheld medical devices for the measurement of metabolism and software for nutrition monitoring, today announced that it has received commitments for the purchase of approximately $8.0 million of newly issued common stock and warrants to purchase common stock in a private placement from a group of accredited investors, including existing investors in the company. The company expects to raise a total of $10 - $14 million in connection with the private placement. The issuance of the securities is subject to approval by HealtheTech’s stockholders and the satisfaction of a number of other closing conditions. In addition to approving the terms of the private placement, HealtheTech’s stockholders will be asked to approve a reverse stock split of shares of HealtheTech’s outstanding common stock. HealtheTech intends to obtain stockholder approval and close the financing by the end of December 2003.

HealtheTech intends to mail to all stockholders a proxy statement that will contain important information regarding the terms of the private placement as well as other matters. When available, copies of the proxy statement, and other relevant documents, will be available free of charge at the Securities and Exchange Commission’s web site and HealtheTech’s web site at www.healthetech.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities in the private placement. The securities to be issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

This press release contains “forward-looking” statements, including statements related to HealtheTech’s business and financing plans. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “expects,” “intends,” “believes,” and similar expressions are intended to identify these forward-looking statements. There are a number of important factors that could cause HealtheTech’s results to differ materially from those indicated by these forward-looking statements, including risks associated with the successful completion of this financing as well as the other risks detailed from time to time in HealtheTech’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2002. HealtheTech does not undertake any obligation to update forward-looking statements.